Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of the reference to our firm under the caption “Experts” and our report dated February 26, 2013, relating to the consolidated financial statements of Del Frisco’s Restaurant Group, Inc. included in Amendment 1 to the Registration Statement (Form S-1 No. 333-189969) and related Prospectus of Del Frisco’s Restaurant Group, Inc. for the registration of its common stock.

/s/ Ernst & Young

Dallas, Texas

July 22, 2013